SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE (the "Amendment"), is made and entered into this ______ day of October, 2000, by and between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, for and on behalf of the UNIVERSITY OF COLORADO AT DENVER (the "Landlord"), and MATRIX BANCORP, a Colorado corporation (the "Tenant").
                             W I T N E S S E T H:

      WHEREAS, Landlord leased certain premises on Floors 13 and 14 (the "Premises") in the building known as Lawrence Street Center, 1380 Lawrence Street, Denver, Colorado, to Tenant pursuant to that certain Lease with a reference date of 1999, as amended (hereinafter referred to as the "Lease"), the Premises being more particularly described therein; and

      WHEREAS, Landlord and Tenant acknowledge and agree that the Lease is in full force and effect for the Premises described therein, and that the Lease Term under the Lease would expire on June 30, 2006; and

      WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, certain additional space, as hereinafter set forth, in addition to the Premises defined in the Lease, and

      WHEREAS, Landlord and Tenant desire to amend said Lease on the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the Premises and the agreement of each other, Landlord and Tenant agree that said Lease be, and the same is hereby, amended, as follows:

      1.    Effective Date.
            --------------
            Unless otherwise set forth herein, the terms and conditions contained in this Amendment become effective as of the date first set forth above (the "Effective Date").

      2.    Definitions.
            -----------
            As of December 1, 2000, Paragraphs #1(d) and (e) of the Lease are deleted and replaced with the following:

                  (d) "Rentable Area Leased" shall mean the total number of square feet of rentable floor area of office space in the Premises, and that number is 29,298 square feet.

                  (e) Tenant's "Proportionate Share" shall be that percentage the Rentable Area Leased is of the Rentable Area. Such percentage is 16.94%.

      3.    Premises.
            --------
            Effective December 1, 2000, Paragraph #2 of the Lease is deleted in its entirety and replaced with the following:

            2. PREMISES: In consideration of the rents, charges, covenants and agreements herein contained, Landlord leases to Tenant, and Tenant hereby hires and takes from Landlord, the space referred to as "Suite 1350," located on the 13th floor of the Building, which consists of 9,514 rentable square feet, and the space referred to as "Suite 1400" located on the 14th floor of the Building, which consists of 14,987 rentable square feet, and the space shown on Exhibit A to this Amendment referred to as "Suite 1300," located on the 13th floor of the Building, which consists of 4,797 rentable square feet. Tenant is also granted the non-exclusive right to use, in common with others, the public areas of the Building, including, without limitation, the lobby, stairs, elevators, entrances and loading docks. No easement for air or light or view is included with the Premises. Landlord and Tenant agree that the rentable square feet of Suites 1300, 1350 and 1400 ("Rentable Area Leased") is 29,298, and waive and release any right to assert or claim otherwise. Except as provided in this Amendment to the contrary, any reference in the Lease, Rider and Amendments to the Lease to "Rentable Area Leased" shall be deemed to include Suites 1300, 1350 and 1400, and any reference in the Lease to "Premises" shall be deemed to include Suites 1300, 1350 and 1400.

      4.    Term.
            ----
            The term (hereinafter referred to as the "Term") of the Lease for Suite 1300 shall commence on November 1, 2000 and shall be coterminous with the terms for Suites 1350 and 1400. The Expiration Date for Suites 1300, 1350 and 1400, as defined in the Lease, shall be extended until 5:00 p.m. Denver time on July 31, 2006 (the "Expiration Date").

      5.    Rental.
            ------
            Pursuant to the terms and conditions of Paragraph 4(a) of the Lease, as of November 1, 2000, Tenant shall pay Landlord for the use and occupancy of Suites 1300, 1350 and 1400, in lawful money of the United States, payable without notice or demand in advance on the first day of each calendar month during the Term, Annual Base Rental in accordance with the following table:

      Suite 1300 (4,797 rentable square feet)

                        Annual Rate       Monthly
      Term              Per Sq. Ft.       Base Rent         Base Rent
      ----              -----------       ---------         ---------
      12/01/00-
      12/31/01          $20.75            $ 8,294.81        $107,832.53
                                                            (13 months)
      01/01/02-
      12/31/02          $21.25            $ 8,494.69        $101,936.25
      01/01/03-
      12/31/03          $21.60            $ 8,634.60        $103,615.20
      01/01/04-
      12/31/04          $22.10            $ 8,834.48        $106,013.70
      01/01/05
      07/31/06          $22.60            $ 9,034.35        $171,652.65
                                                            (19 months)
      Suites 1350 and 1400 (24,501 rentable square feet)

Annual Rate Monthly Annual
      Term              Per Sq. Ft.       Base Rent         Base Rent
      ----              -----------       ---------         ---------
      12/01//00-
      12/31/00          $17.09            $34,885.23        N/A

      01/01/01-
      12/31/01          $17.57            $35,873.65        $430,483.80
      01/01/02-
      12/31/02          $18.20            $37,158.07        $445,896.84
      01/01/03
      12/31/03          $21.60            $44,101.80        $529,221.60
      01/01/04-
      12/31/04          $22.10            $45,122.68        $541,472.16
      01/01/05-
      07/31/06          $22.60            $46,143.55        $876,727.45
                                                            (19 months)
      6.    Taxes and Operating Cost Adjustments.
            ------------------------------------
            The Base Year for Operating Costs and Real Estate Taxes, as defined in Sections 5(a) and 5(b) of the Lease, for Suite 1300 shall be the full calendar year of 2000.

      7.    Condition of the Premises and Preparation for Occupancy.
            -------------------------------------------------------
            Tenant acknowledges that Landlord has completed any and all alterations, tenant improvements and Tenant Work previously required by the Lease.

            Landlord agrees to provide a Tenant Improvement Allowance of Sixteen and No/100 Dollars ($16.00) per square foot for Suite 1300 in accordance with the Workletter Agreement attached hereto as Exhibit B. The Tenant Improvement Allowance shall include the cost of architectural and engineering fees, as well as construction, the Landlord's construction management fee, and costs of demolition. Tenant may contract with Porter Construction to perform the Tenant Improvements; provided, however, that Porter Construction shall be subject to the terms of the Workletter Agreement.

            Except as set forth above or in the Workletter, all pre-occupancy alterations and fit-up of Suite 1300 shall be performed at Tenant's sole cost and expense (hereinafter referred to collectively as "Special Work"), subject to the terms and provisions of the Lease.

      8.    Early Occupancy of Suite 1300.
            -----------------------------
            Tenant, its contractors, subcontractors and agents shall be allowed to enter Suite 1300 prior to December 1, 2000 to install furniture, fixtures and equipment. However, Tenant shall obtain prior approval from Landlord to enter Suite 1300 and shall not interfere with construction of Tenant Improvements. Further, Tenant shall comply with all the terms and conditions of the Lease during its early occupancy, except for the payment of Base Rent and Operating Costs as set forth in the Lease.

      9.    Parking.
            -------
            As of December 1, 2000, Tenant shall have the right, during the Term of this Lease, to rent an additional three (3) unreserved garage stalls for the parking of motor vehicles used by Tenant, its officers and employees at the monthly rates and upon the terms and conditions as may from time to time be established by Landlord, or the operator of the garage facility. Such garage stalls shall be at locations designated by Landlord or the operator of the garage facility. In the event Tenant does not continuously and at all times elect to pay rent on the garage stalls, Landlord shall have the right to cancel Tenant's right to use said garage stalls.

      10.   Telecommunications.
            ------------------
            (a) Limitation of Responsibility. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant for use in the Premises shall be ordered and utilized at the sole cost and expense of Tenant. Subject to Landlord's supervision and approval, Tenant shall have the right to use the riser cables by installing telecommunication lines from the Premises to the terminal block on the floor or floors on which the Premises are located (such lines, and any other voice/data cables, lines or wires used or installed by or for Tenant and serving the Premises are referred to as the "telecommunication lines"). Landlord, however, makes no representations or warranties with respect to the capacity, suitability or design of the riser cables or terminal blocks. If there is more than one tenant on a floor, Landlord will allocate hook-ups to the terminal block based on the proportion of rentable square feet that each tenant occupies on the floor. The installation and hook-up of telecommunication lines by Tenant will be subject to all of the terms and conditions of this Lease, including, without limitation, Paragraph 20 of this Lease. Tenant will have no rights or interest in the riser cables and terminal blocks in the Building therein except as set forth herein. Under no circumstances will Landlord or its agents or employees be liable for, and Tenant and each of its subtenants waives all claims with respect to, any damages or losses sustained by it or any occupant of the Premises, including any property or consequential damages, resulting from operating or maintenance of the riser cables and terminal blocks. Without limiting the generality of the foregoing, in no event shall Landlord be liable for: (a) any damage to Tenant's or its subtenants' telephone lines, telephones or other equipment connected to the telecommunication lines; (b) interruption or failure of, or interference with, telephone or other service coming through the telecommunication lines to the Premises; or (c) unauthorized eavesdropping or wiretapping. All telephone and telecommunications desired by Tenant must be ordered and utilized at the sole expense of Tenant. All of Tenant's telecommunications equipment affixed to the Premises must be and remain solely in the Premises, in accordance with this Lease and with the rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring, nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

            (b) Necessary Service Interruptions. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building, but Landlord shall use commercially reasonable efforts to restore such services as soon as practicable.

            (c) Removal of Equipment, Wiring and Other Facilities. Any and all telecommunications equipment installed in the Premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease Term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all telecommunications wiring and related infrastructure, or selected components thereof, whether located in the Premises or elsewhere in the Building. Tenant covenants that Tenant shall be the sole owner of such wiring and related infrastructure and shall have good right to surrender said wiring and related infrastructure, which shall at such time be free of all liens and encumbrances and shall be in working order.

            (d) New Provider Installations. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval may be withheld in Landlord's sole and absolute discretion. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, Landlord shall decline to give its approval:

                  (i) Landlord shall incur no expenses whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials, services and supervision;

                  (ii) Prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider;

                  (iii) The provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord to be necessary to protect the interests of the Building, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations;

                  (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of the provider's equipment and materials;

                  (v) The provider agrees to abide by Landlord requirements, if any, that provider use existing building conduits and pipes or use building contractors (or other contractors approved by Landlord);

                  (vi) Landlord receives from the provider such compensation as is determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord;

                  (vii) The provider agrees to deliver to Landlord detailed "as-built" plans as soon as possible, but in no event later than sixty
      (60) days after the installation of the provider's equipment is complete; and

                  (viii) All of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

            (e) Limit of Default or Breach. Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and, in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may, as Tenant's sole and exclusive recourse, seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party (including any subtenant), and specifically, but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.

            (f) Installation and Use of Wireless Technologies. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

            (g) Limitation of Liability for Equipment Interference. In the event that telecommunications equipment, wiring and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Tenant's Premises, on the roof, or elsewhere within or on the Building causes interference to equipment used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment, and, at Landlord's discretion, remove such equipment according to foregoing specifications.

      11.   Right of First Offer.
            --------------------
            The Tenant agrees that Paragraph 3 of the Rider to Lease, which contains a Right of First Offer, is hereby deleted in its entirety and Landlord shall have no further obligations thereunder.

      12.   Renewal Term.
            ------------
            The Renewal Option in Paragraph 2 of the Rider to Lease, if exercised, shall also apply to Suite 1300.

      13.   Brokerage.
            ---------
            Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction, except for Jones Lang LaSalle Americas (Colorado) L.P., and that no other broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

      14.   Security Deposit.
            ----------------
            Tenant, concurrently with the execution of this Amendment, hereby deposits an additional Ten Thousand and No/100 Dollars ($10,000.00) with Landlord pursuant to Paragraph 33 of the Lease as additional security for the performance of its obligations under the Lease.

      15.   Authority.
            ---------
            Each of Landlord and Tenant, and each person signing for them, hereby warrants and represents to the other that the individual signing on behalf of that party is fully authorized to sign on behalf of, and to bind, such party and that, when signed by the parties, this Amendment to Lease shall be fully binding on the party on whose behalf this Amendment to Lease is executed by such individual.

      16.   Entire Agreement.
            ----------------
            This Amendment to Lease represents the entire agreement of Landlord and Tenant with regard to the Amendment to Lease, with all prior writings and verbal negotiations with regard thereto being merged herein.

            Except as modified herein, the provisions of the Lease, as amended, shall continue in full force and effect.

            In the event of any inconsistency or conflict between the terms and provisions of the Amendment to Lease and those of the Lease, as amended, the terms and provisions of the Amendment to Lease shall control.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument by duly authorized representative as of the day and year first hereinabove written.

                                    LANDLORD:

                                    REGENTS OF THE UNIVERSITY OF
                                    COLORADO, a body corporate, for and on
                                    behalf of the University of Colorado at Denver

                                    By:   /s/ Georgia E. Lesh-Laurie

                                    Name: Georgia E. Lesh-Laurie

                                    Its:  Chancellor



                                    Approved for legal sufficiency:


                                    By:   /s/ R. Augustine

                                    Name: R. Augustine

                                    Its:  Legal Counsel





                                     TENANT:

                                    MATRIX BANCORP, a Colorado corporation


                                    By:   /s/ Guy A. Gibson

                                    Name: Guy A. Gibson

                                    Its:  CEO

                                   EXHIBIT "A"

                                   SUITE 1300

                                   EXHIBIT "B"

                              WORKLETTER AGREEMENT
                                  (Suite 1300)

     THIS WORKLETTER is dated _________________, 2000, by and between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, for and on behalf of the University of Colorado at Denver ("Landlord") and MATRIX BANCORP, a Colorado corporation ("Tenant").
                                R E C I T A L S:

     1. This Workletter is attached to and forms a part of that certain Lease with a reference date of 1999, as amended ("Lease"), pursuant to which Landlord has leased to Tenant office space in that building known as Lawrence Street Center, Denver, Colorado.

     2. The parties have agreed to make certain improvements to the Premises, upon the terms and conditions contained in the Lease and this Workletter.

     3. Tenant Improvements. Landlord has granted to Tenant an allowance of up to Sixteen and No/100 Dollars ($16.00) per rentable square foot for Suite 1300, for a total allowance of up to Seventy-Six Thousand Seven Hundred Fifty-Two and No/100 Dollars ($76,752.00) (the "Tenant Improvement Allowance"), for completion of slab-to-slab Tenant Improvements in accordance with the Space Plan. Except as provided herein, the Tenant Improvement Allowance is for Tenant Improvements in the Premises. In the event the Tenant Improvement Allowance is not used on or before December 31, 2000, Landlord shall retain such unused portion of the Tenant Improvement Allowance, and Tenant shall have no further rights thereto or hereunder. In the event that the cost of the Tenant Improvements exceeds the Tenant Improvement Allowance, Landlord shall, at Tenant's written option, provide Tenant with an additional allowance, above the Tenant Improvement Allowance, to apply towards payment of the excess costs of the Tenant Improvements (the "Excess Allowance"), and Tenant shall deposit with Landlord funds sufficient to cover any additional projected excess costs and promptly pay to Landlord any costs in excess thereof. Notwithstanding the above, the Excess Allowance shall not exceed Five Dollars ($5.00) per rentable square foot for Suite 1300. Any portion of the Excess Allowance paid by Landlord shall either be
(i) amortized on a straight-line basis over the remaining rent paying term of the Lease, with interest at the rate of Twelve Percent (12%) per annum, payable by Tenant to Landlord as additional rent, or (ii) paid for directly by the Tenant. Upon completion, Tenant agrees to execute the Lease Commencement Date Statement attached hereto as Appendix B. Landlord shall have the work depicted in the Tenant Space Plan attached hereto as Appendix A (the "Tenant Work") constructed with, unless otherwise specified, building standard materials and in a good and workmanlike manner pursuant to the schedule provided for herein, subject, however, to extensions equal to the delays suffered by Landlord and caused by Tenant or by strike, lockouts, fire or other casualty loss, acts of God, unavailability of materials, hostile or war-like action, riot or other causes beyond Landlord's reasonable control. The Tenant Work, as modified from time to time pursuant to the provisions of this Workletter, shall be known as the "Tenant Improvements". The cost of preparing the Space Plan and any other architectural or engineering fees shall be paid for out of the Tenant Improvement Allowance as part of the costs of the Tenant Improvements. Landlord agrees to pay Tenant's contractor directly by paying Fifty Percent (50%) of the invoices presented and the remaining Fifty Percent (50%) after Landlord receives acceptable lien waivers from the contractor and subcontractors.

     4.  Tenant  Space  Plan.  Landlord  and Tenant  hereby  approve the space
         -------------------
layout and improvement plan for the Premises (the "Space Plan") in accordance with the construction drawings by Architecture 2000 dated October 5, 2000.

     5. Tenant Working Drawings. Based upon the Tenant Space Plan, Landlord will cause working drawings for the improvements to the Premises ("Tenant Working Drawings") to be prepared and delivered to Tenant within a period as may be reasonably needed because of the complexity of Tenant's improvements or the nature of Tenant's non-building standard improvements, if any. The Tenant Working Drawings will include Tenant's partition layout, ceiling plan, electrical outlets and switches, telephone outlets, and detailed plans and specifications for the construction of the improvements called for under this Workletter. Tenant will furnish Landlord and its planners with all the information necessary to enable them to complete the Tenant Working Drawings. The cost of all working drawings for Tenant Improvements will be paid for out of the Tenant Improvement Allowance as part of the costs of the Tenant Improvements. Tenant will deliver to Landlord written acceptance or rejection of any Tenant Working Drawings (initial or revised) within three (3) business days after Tenant receives any such item. If Tenant rejects the Tenant Working Drawings (initial or revised), or fails to provide written acceptance or rejection within said three (3) business day period, Landlord shall not be obligated to proceed with any improvements of the Premises until such time as Tenant provides such written acceptance, and any delays in construction as a result thereof shall be deemed delays caused by Tenant.

     6. Tenant Cost Estimate. Landlord shall also cause a cost estimate for the improvements to the Premises ("Tenant Cost Estimate") to be prepared and delivered to Tenant. The Tenant will furnish Landlord and its planners with all the information necessary to enable them to complete the Tenant Cost Estimate. The cost of all cost estimates for Tenant Improvements will be paid as part of the costs of the Tenant Improvements. Tenant will deliver to Landlord written acceptance or rejection of any Tenant Cost Estimate (initial or revised) within three (3) business days after Tenant receives any such item. If Tenant rejects the Tenant Cost Estimate, or fails to provide written acceptance or rejection within said three (3) business day period, Landlord shall not be obligated to proceed with any improvements of the Premises until such time as Tenant provides such written acceptance, and any delays in construction as a result thereof shall be deemed delays caused by Tenant. If at any time the costs of the Tenant Improvements as reasonably projected by Landlord exceed the Tenant Improvement Allowance, Tenant shall pay any such excess to Landlord in a manner reasonably acceptable to Landlord, and, until such payment, Landlord shall not be obligated to proceed with any improvements of the Premises, and any delays in construction as a result thereof shall be deemed delays caused by Tenant.

         Upon written approval of the Tenant Working Drawings and the Tenant Cost Estimate by Tenant, Landlord and Tenant shall be deemed to have given final approval to the Working Drawings, and the costs thereof, and Landlord shall be authorized to proceed with construction.

     7. Change Orders. Tenant may request changes in the work during construction only by written requests to Landlord's Representative on a form approved by Landlord. All such changes will be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Before commencing any change, Landlord or Landlord's agent will prepare and deliver to Tenant, for Tenant's written approval, a change order setting forth the cost of such change, which will include associated architectural, engineering and construction contractor's fees. If Tenant fails to approve such change order within three (3) business days, Landlord will not proceed to perform the change. If Tenant timely approves such change order, Tenant agrees to pay any amounts payable by Tenant in connection with the change order in the manner provided in Paragraph #6 above, to the extent the Tenant Improvement Allowance is exceeded.

     8. Completion and Commencement of Rent. The term of the Lease shall commence as provided in Section #4 of the Second Amendment.

     9. Failure to Perform. If Landlord delivers to Tenant the Tenant Working Drawings and/or Tenant Cost Estimate and Tenant fails to accept or reject such Drawings or Estimate (or revised Drawings and/or Estimate) as provided in Paragraphs #5 and #6 hereof within the period provided herein, Landlord may, in its sole discretion, deem Tenant to have approved same, and proceed with construction.

     10. Construction Administration. Landlord shall coordinate and administer all activities of contractor(s) in the performance of Tenant's Improvements in accordance with the plans and specifications. Tenant agrees that it will not contract with any contractor, laborer or material supplier to perform any improvements in the Premises without providing Landlord with notice ten (10) days prior to any improvements and requiring said contractor, laborer or material supplier to execute an agreement acknowledging non-liability for payment by Landlord in accordance with C.R.S. ss. 38-22-105.5, as amended from time to time.

     11. Miscellaneous.

         (a) Except to the extent otherwise indicated herein, the initially capitalized terms used in this Workletter Agreement shall have the meaning assigned to them in the Lease.

         (b) The terms and provisions of this Tenant Workletter are intended to supplement and are intended as an Amendment to the Lease and are specifically subject to all the terms and provisions of the Lease. In the event of conflict between the terms of this Tenant Workletter and the Lease, then the provisions of the Workletter shall govern.

         (c) Prior to the date the Premises are ready for occupancy Landlord's contractor and Tenant shall inspect the Premises and jointly complete a "punch list" of incomplete or defective work, and thereafter Landlord shall exercise due diligence to cause such punch list items to be completed within thirty (30) days following the date the Premises are ready for occupancy (except for any punch list items which, despite due diligence, cannot be completed within said thirty (30) day period).

         (d) This Tenant Workletter may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

         (e) Landlord shall have the right to issue reasonable construction rules, regulations and policies. If Tenant contests any of these rules, regulations, or policies, Landlord agrees to take reasonable steps to modify such rules, regulation, and policies at Tenant's request, except that Tenant shall pay directly any related expenses of construction or of consultants due to said changes to the extent said change exceeds the Tenant Improvement Allowance.

         (f) No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated.

         (g) Except as modified herein, the provisions of the Lease shall continue in full force and effect.

         (h) Landlord neither warrants nor guarantees the accuracy of any estimated Costs or Tenant Cost Estimates.

         (i) Time is of the essence in this Workletter Agreement, and the failure by Tenant to timely respond or perform shall be deemed to be a material default. Tenant undertakes and agrees to, upon written request, meet or provide written response, as the case may be, within one business day of such written request, except as otherwise provided in this Workletter Agreement. Any delay caused by Tenant's failure to do so shall be deemed to be a delay caused by Tenant.

LANDLORD:                                 TENANT:

REGENTS OF THE UNIVERSITY                 MATRIX BANCORP,
OF COLORADO, a body corporate,            a Colorado corporation
for and on behalf of the University
of Colorado at Denver

By:         /s/ Georgia E. Lesh-Laurie    By:         /s/ Guy A. Gibson

Print Name: Georgia E. Lesh-Laurie        Print Name: Guy A. Gibson
Its:        Chancellor                    Its:        CEO

Approved for legal sufficiency:


By:__________________________________     Attest:______________________________
Print Name:___________________________    Print Name:__________________________
Its:__________________________________    Its:_________________________________

                                   APPENDIX A

                             Tenant Work/Space Plan

                                  APPENDIX "B"

                        LEASE COMMENCEMENT DATE STATEMENT

                                                  Date: ________________, 2000

TO:  Jones Lang LaSalle Management
         Services (Colorado) L.P.
     1225 Seventeenth Street, Suite 2450
     Denver, Colorado 80202

         RE:  Lease with a Reference Date of 1999, as amended
              Suite 1300, 1380 Lawrence Street
              Denver, Colorado

Dear Jones Lang LaSalle:

     This letter is being delivered to you in accordance with Paragraph #3 of the Lease with a reference date of 1999, as amended (the "Lease"), between Matrix Bancorp, a Colorado corporation, and The Regents of the University of Colorado, a body corporate, for and on behalf of the University of Colorado at Denver, pertaining to the Premises referred to in the Lease.

     The undersigned hereby acknowledges and agrees that the Lease Commencement Date (as defined in the Lease) for the Premises is December 1, 2000, and the Expiration Date (as defined in the Lease for the Premises) is July 31, 2006.

     The undersigned further acknowledges and agrees that, pursuant to Paragraph 3 of Exhibit "B" (the "Workletter Agreement") of the Second Amendment to Lease, the Excess Allowance of $____________ be included as Additional rent in the amount of $___________________ Dollars ($____________) per month.

LANDLORD:                                 TENANT:

REGENTS OF THE UNIVERSITY                 MATRIX BANCORP,
OF COLORADO, a body corporate,            a Colorado corporation
for and on behalf of the University
of Colorado at Denver

By:__________________________________     By:_________________________________
Print Name:___________________________    Print Name:__________________________
Its:__________________________________    Its:_________________________________




Approved for legal sufficiency:


By:__________________________________
Print Name:___________________________
Its:__________________________________